                                                                    EXHIBIT 3.20

                    [Stock increased from $25,000 to $300,000
                    (30,000 sh. of $10 par)].

                         CERTIFICATE OF AMENDMENT OF THE

                          ARTICLES OF INCORPORATION OF

                       McCOLPIN-CHRISTIE CORPORATION, LTD.

     The undersigned, S. L. CHRISTIE and D. G. DINSMORE, hereby do certify that they are, and at all times herein mentioned have been, respectively, the duly elected, qualified, and acting president and secretary of McCOLPIN-CHRISTIE CORPORATION, LTD., a California corporation; and, further, they do certify as follows:

     First: At a special meeting of the board of directors of McColpin-Christie Corporation, Ltd., duly held at the office of the corporation, 4922 south Figueroa Street, Los Angeles, California, on October 24, 1947, at which meeting all of the directors were present and acting, the following resolutions duly were adopted by unanimous vote:

     WHEREAS, the board of directors of this corporation deems it to be for the best interests of this corporation and of its shareholders that the articles of incorporation of this corporation be amended to increase the number of shares of stock which this corporation may be authorized to issue:

     NOW, THEREFORE, IT HEREBY IS RESOLVED, that Article SIXTH of the articles of incorporation of this corporation be, and said Article SIXTH hereby is, amended to read as follows:

          "SIXTH: The total number of shares which this corporation may issue is thirty thousand (30,000); the aggregate par value of said shares is three hundred thousand dollars ($300,000.00); and the par value of each share is ten dollars ($10.00)."

     RESOLVED, FURTHER, that the board of directors of this corporation hereby adopts said amendment of the articles of incorporation of this corporation.

     RESOLVED, FURTHER, that the president and secretary of this corporation be, and they hereby are, and each of them hereby is, authorized and directed to present the foregoing amendment to the shareholders of this corporation for their approval.

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     RESOLVED, FURTHER, that the president and secretary of this corporation be, and they hereby are, authorized and directed to sign, verify, and file or cause to be filed, a certificate of amendment of the articles of incorporation of this corporation all in conformity with the laws of the State of California.

     RESOLVED, FURTHER, that the president and secretary of this corporation be, and they hereby are, authorized and directed to do such acts as may be necessary to make the foregoing resolutions fully effective.

     Second: Shareholders of McColpin-Christie Corporation, Ltd. holding at least a majority of the voting power of said corporation consented in writing that the articles of incorporation of said corporation should be amended in the manner stated in said resolutions adopted by the board of directors of said corporation. The following is a copy of the form of written consent signed by said shareholders of said corporation.

     "CONSENT OF SHAREHOLDERS TO THE AMENDMENT OF THE ARTICLES OF INCORPORATION OF McCOLPIN-CHRISTIE CORPORATION, LTD.

     "Each of the undersigned hereby certifies as follows:

     "1. I own the number of shares of stock of McColpin-Christie Corporation, Ltd., a California corporation, set down opposite my signature at the end of this certificate.

     "2. I hereby adopt and approve resolutions adopted by the board of directors of McColpin-Christie Corporation, Ltd. at a meeting held on October 24, 1947, of which resolutions the following is a copy:

          `WHEREAS, the board of directors of this corporation deems it to be for the best interests of this corporation and of its shareholders that the articles of incorporation of this corporation be amended to increase the number of shares of stock which this corporation may be authorized to issue.

          `NOW, THEREFORE, IT HEREBY IS RESOLVED, that Article SIXTH of the articles of incorporation of this corporation be, and said Article SIXTH hereby is, amended to read as follows:

               "SIXTH: The total number of shares which this corporation may issue is thirty thousand (30,000); the aggregate par value of said shares is three hundred thousand dollars ($300,000.00); and the par value of each share is ten dollars ($10.00)."

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          `RESOLVED, FURTHER, that the board of directors of this corporation hereby adopts said amendment of the articles of incorporation of this corporation.

          `RESOLVED, FURTHER, that the president and secretary of this corporation be, and they hereby are, and each of them hereby is, authorized and directed to present the foregoing amendment to the shareholders of this corporation for their approval.

          `RESOLVED, FURTHER, that the president and secretary of this corporation be, and they hereby are, authorized and directed to sign, verify, and file or cause to be filed, a certificate of amendment of the articles of incorporation of this corporation all in conformity with the laws of the State of California.

          `RESOLVED, FURTHER, that the president and secretary of this corporation be, and they hereby are, authorized and directed to do such acts as may be necessary to make the foregoing resolutions fully effective.'

     "3. I hereby consent that Article SIXTH of the articles of incorporation of McColpin-Christie Corporation, Ltd. be amended to read as follows:

          `SIXTH: The total number of shares which this corporation may issue is thirty thousand (30,000); the aggregate par value of said shares is three hundred thousand dollars ($300,000.00); and the par value of each share is ten dollars ($10.00).'

     "Signatures of shareholders          Number of        Date of
                                          Shares Owned     Signing
     ---------------------------          ------------     -------
     /s/ S. L. CHRISTIE         )
     ------------------------   )
     S. L. Christie             )
                                )              800       Oct. 25, 1947
     /s/ SIGRID CHRISTIE        )
     ------------------------   )
     Sigrid Christie            )

     /s/ S. L. CHRISTIE
     ------------------------
     S. L. Christie                           1176       Oct. 25, 1947

     /s/ D. G. DINSMORE                         78       Oct. 25, 1947
     ------------------------
     D. G. Dinsmore

     /s/ E. E. HUGHES           )
     ------------------------   )
     E. E. Hughes               )
                                )              100       Oct. 27, 1947
     /s/ FLORA HUGHES           )
     ------------------------   )
     Flora Hughes               )

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
     "Signatures of shareholders          Number of        Date of
                                          Shares Owned     Signing
     ---------------------------          ------------     -------
     /s/ G. J. FOSTER           )               60       Oct. 30, 1947
     ------------------------   )
     G. J. Foster               )
                                )
     /s/ MARGARET J. FOSTER     )
     ------------------------   )
     Margaret J. Foster         )

     /s/ H. R. JAENECKE                        185       Oct. 29, 1947
     ------------------------
     H. R. Jaenecke
                                             -----
                                              2399

                                 - - - - - - - -

                            "CERTIFICATE OF SECRETARY

     "I, D. G. DINSMORE, hereby do certify as follows:

     "1. On each of the dates set down opposite the signatures of the persons who signed the foregoing certificate, I was, and I still am, the duly elected, qualified, and acting secretary of McColpin-Christie Corporation, Ltd., a California corporation.

     "2. The records of said McColpin-Christie Corporation, Ltd. show that each of the persons who signed the foregoing certificate owned, on the date set down opposite his signature, and still owns, the number of shares of capital stock of said corporation set down opposite his signature.

     "Dated:  October 30, 1947.

                                                " /s/ D. G. DINSMORE
                                                --------------------------------
                                                  D. G. Dinsmore"

     Third: The total number of shares of McColpin-Christie Corporation, Ltd. adopting and approving resolutions adopted by the board of directors of said corporation that the articles of incorporation of said corporation should be amended, and consenting to the amendment of the articles of incorporation of said corporation, all as stated and set forth above, is 2,399.

     Fourth: The total number of shares of McColpin-Christie Corporation, Ltd. entitled to adopt and approve resolutions adopted by the board of directors that the articles of incorporation of said corporation is amended, and entitled to consent to the amendment of the articles of incorporation of said corporation, is 2,400.

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     IN WITNESS WHEREOF, the undersigned have executed this certificate of amendment this 30th day of October, 1947.

                                                /s/ S. L. Christie
                                                --------------------------------
                                                S. L. Christie, President


                                                /s/ D. G. Dinsmore
                                                --------------------------------
     (SEAL)                                     D. G. Dinsmore, Secretary

STATE OF CALIFORNIA          )
                             )  ss.
COUNTY OF LOS ANGELES        )

     S. L. CHRISTIE and. D. G. DINSMORE, being first duly sworn, each for himself deposes and says: S. L. Christie is, and at all tines mentioned in the foregoing certificate of amendment was, the president of McColpin-Christie Corporation, Ltd., the California corporation therein named. D. G. Dinsmore is, and at all times mentioned in the foregoing certificate of amendment was, the secretary of said corporation. Each of us has read said certificate of amendment. The statements contained in said certificate of amendment are true of our own knowledge. The signatures of S. L. Christie and D. G. Dinsmore affixed to said certificate of amendment are the genuine signatures of the president and the secretary, respectively, of said corporation.

                                                /s/ S. L. Christie
                                                --------------------------------
                                                S. L. Christie, President


                                                /s/ D. G. Dinsmore
                                                --------------------------------
                                                D. G. Dinsmore, Secretary

Subscribed and sworn to before me
this 30th day of October, 1947


/s/ Harold S. Nutter
--------------------------------------------
Notary Public in and for the County
of Los Angeles, State of California
         (SEAL)